CROWDGATHER LAUNCHES NEW SOCIAL MEDIA CAMPAIGN FEATURING REALITY STAR ADRIANNE CURRY FOR EROX - THE "MADE FOR SOCIAL MEDIA" ATTRACTION FRAGRANCE

Unisex Erox Fragrance Has Been Scientifically Proven to Increase Feelings of Arousal, Excitement, Social Warmth and Friendliness in Female and Male Users

Woodland Hills, CA.  Jan. 10, 2012 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB: CRWG) announced today that it will launch a new social media campaign, featuring reality star, popular television host and self-proclaimed lover of geekdom Adrianne Curry, to introduce its Erox fragrance.  Adrianne is best known as the first winner of the now iconic reality television series America's Next Top Model as well as for her starring roles in VH1’s hit series the “Surreal Life” and “My Fair Brady.”

Designed to tease and engage those who are active in the online social sphere, the campaign will be introduced through social networks such as forums, Twitter and Facebook as well as online advertising, and feature new entertainment-geared content such as comics and video.

“I love the idea of using a fragrance that actually makes people more social,” said Adrianne Curry.  “Erox is fun and flirty with a broad appeal due to its unisex nature.”

CrowdGather previously disclosed in May, 2011 its partnership with Human Pheromone Sciences, Inc. (OTCBB: EROX), a company engaged in the research, development and manufacturing of consumer products containing synthetic human pheromones, to develop a fragrance line intended for distribution over the Internet.   CrowdGather has the exclusive rights to distribute the product online through affiliate internet marketing channels, and will also launch the product through the use of social media and forum communities.

“The development, marketing and launch of Erox marks the first social media product launch for CrowdGather, a business model we intend to pursue going forward.” said CrowdGather CEO Sanjay Sabnani. “Developing strategic partnerships to create exclusive products for marketing through social media and forum communities will help showcase how powerful a channel this can be for launching and selling future products.”

Erox is the first commercial product to contain Human Pheromone Sciences’ patent pending Muiricin Angluycone (ER303), a compound that has been shown to increase arousal, excitement, social-warmth, and sensuality in both men and women during a double blind placebo controlled study.  Prior to Erox, the compound ER303 has never before been available in a consumer product.  Erox also contains two human pheromones, Androstadienone (ADO) and Estratetraenol (ETE), which have been proven to increase feelings of confidence and well-being in the wearers and those around them.

Initial testimonials have indicated that after using the fragrance, users and the people around them feel more confident and friendly in nearly every social setting.  They have also commented on the appealing nature of the scent, which contains notes of grapefruit, bergamot, pepper, lavender and amber.

Erox body spray is currently available in a 40ml bottle at www.erox.com.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor Contact:	Sanjay Sabnani
Phone: 818-435-2472 x 101
Email: sanjay@crowdgather.com

Media Contact:	Stacy Dimakakos
Phone: 917-981-5501
Email: stacy@publicworldwide.com